EXHIBIT




                  CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

          We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-47605) pertaining to the Retirement and Savings Plan for Amgen Manufacturing, Inc. and in the related Prospectus of our report dated March 18, 1994, with respect to the financial statements and supplemental schedules of the Retirement and Savings Plan for Amgen Manufacturing, Inc.
          included in this Annual Report (Form 11-K) for the year ended December 31, 1993.



          /s/ERNST & YOUNG
          San Juan, Puerto Rico
          June 28, 1994